UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2006
Donegal Mutual Insurance Company 401(k) Plan
(Exact name of registrant as specified in its charter)

N/A	333-93785	23-1336198

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     Donegal Mutual Insurance Company 401(k) Plan (the “Plan”) reports that BDO Seidman, LLP (“BDO”), the independent auditors for the Plan’s statements of net assets available for benefits of the Plan as of December 31, 2004 and the related statements of changes in net assets available for benefits for the year then ended (the “Plan’s 2004 Financial Statements”), was terminated as the Plan’s independent auditors as of April 14, 2006. BDO’s report on the Plan’s 2004 Financial Statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Plan’s most recent fiscal year and subsequent interim period preceding BDO’s termination, there were no disagreements with the Plan regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
     On April 14, 2006, the Plan engaged Beard Miller Company LLP (“Beard”), as the principal accountant to audit the Plan’s financial statements for the fiscal year ended December 31, 2005. The Plan did not consult with Beard regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Plan’s financial statements or any matter that was either a subject of a disagreement or a reportable event as described in Item 304 of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL MUTUAL INSURANCE COMPANY 401(K) PLAN
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Trustee

Date: April 27, 2006